Exhibit 12.1

Computation of Ratios of Earnings to Fixed Charges

	For the nine months ended September 30,	For the year ended December 31,
(dollars in millions)	2015	2014	2013 (a)	2012 (a)	2011 (a)	2010 (a)

Earnings:
Income before income taxes	$593	$870	$786	$762	$581	$365
Less:
Interest and penalties on tax liabilities	1	(4)	(1)	(1)	(7)	5
Income before income taxes after interest on tax liabilities	592	874	787	763	588	360
Plus:
Fixed charges	88	122	136	160	181	231
Earnings, including interest on deposits	680	996	923	923	769	591
Less:
Interest on deposits	33	45	55	70	90	115
Earnings, excluding interest on deposits	$647	$951	$868	$853	$679	$476

Fixed charges:
Interest expense	$71	$95	$112	$135	$156	$207
Interest portion of rental expense	17	27	24	25	25	24
Total fixed charges	88	122	136	160	181	231
Less:
Interest on deposits	33	45	55	70	90	115
Total fixed charges, excluding interest on deposits	$55	$77	$81	$90	$91	$116

Earnings to fixed charges:
Excluding interest on deposits	11.69x	12.42x	10.73x	9.53x	7.44x	4.10x
Including interest on deposits	7.75x	8.21x	6.81x	5.78x	4.25x	2.55x

(a) Prior period balances have been adjusted for the Q1 2014 adoption of ASU 2014-01

Computation of Ratios of Earnings to Combined Fixed Charges and Preferred Dividends

	For the nine months ended September 30,	For the year ended December 31,
(dollars in millions)	2015	2014	2013 (a)	2012 (a)	2011 (a)	2010 (a)

Earnings:
Income before income taxes	$593	$870	$786	$762	$581	$365
Less:
Interest and penalties on tax liabilities	1	(4)	(1)	(1)	(7)	5
Income before income taxes after interest on tax liabilities	592	874	787	763	588	360
Plus:
Fixed charges (excluding preferred stock dividends)	88	122	136	160	181	231
Earnings, including interest on deposits	680	996	923	923	769	591
Less:
Interest on deposits	33	45	55	70	90	115
Earnings, excluding interest on deposits	$647	$951	$868	$853	$679	$476

Fixed charges:
Interest expense	$71	$95	$112	$135	$156	$207
Interest portion of rental expense	17	27	24	25	25	24
Preferred dividends	—	—	—	—	—	150
Total fixed charges	88	122	136	160	181	381
Less:
Interest on deposits	33	45	55	70	90	115
Total fixed charges, excluding interest on deposits	$55	$77	$81	$90	$91	$266

Earnings to fixed charges and preferred dividends:
Excluding interest on deposits	11.69x	12.42x	10.73x	9.53x	7.44x	1.79x
Including interest on deposits	7.75x	8.21x	6.81x	5.78x	4.25x	1.55x

(a) Prior period balances have been adjusted for the Q1 2014 adoption of ASU 2014-01